UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2008

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 8, 2008, the Board of Directors of SVB Financial Group (the “Company”) elected Ms. Lata Krishnan as a new director. Accordingly, the Board has fixed the number of authorized directors at twelve (12). Ms. Krishnan’s membership on the Board’s committees has not yet been determined.

Ms. Krishnan is the Chief Financial Officer of Shah Capital Partners, as well as a member of the boards of directors of several organizations, including the American India Foundation. Through her family trust, Ms. Krishnan is also an investor in SVB India Capital Partners I, L.P. (“SICP”) and holds as a limited partner a $250,000 minority interest in the fund. SICP is a $53.9 million fund managed by its general partner, which is a wholly-owned subsidiary of the Company and holds a minority interest in the fund.

A copy of the press release announcing the election of Ms. Krishnan is filed herewith as Exhibit 99.1 and incorporated hereby reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 8, 2008, announcing the election of Ms. Lata Krishnan to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2008	SVB FINANCIAL GROUP

	By:	/s/ KENNETH P. WILCOX
	Name:	Kenneth P. Wilcox
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 8, 2008, announcing the election of Ms. Lata Krishnan to the Board of Directors.